EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8 No. 333-XXXXXX) pertaining to the 2006 Equity Compensation Plan of Viragen, Inc. and to the incorporation by reference therein of our report dated August 31, 2006, with respect to the consolidated financial statements of Viragen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

Fort Lauderdale, Florida

May 23, 2007